SCHEDULE 14A INFORMATION


                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



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                                  E-Z-EM, Inc.
                (Name of Registrant as Specified In Its Charter)

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                         if other than the Registrant)

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



                                  E-Z-EM, INC.
                               1111 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         I am pleased to give you notice that the 2004 Annual Meeting of Stockholders of E-Z-EM, Inc. will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on Tuesday, October 26, 2004 at 10:00 a.m., local time. At the annual meeting you will be asked to:

o elect each of Robert J. Beckman, Paul S. Echenberg and John T. Preston as Class II directors of the Company, each for a term of three years,

o consider and vote to approve and adopt the E-Z EM, Inc. 2004 Stock and Incentive Award Plan;

o ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending May 28, 2005, and

o        transact such other business as may properly come before the meeting.

         Our board of directors has fixed the close of business on September 16, 2004 as the record date for the annual meeting. Only record holders of E-Z-EM common stock listed in our stock transfer books on the close of business on the record date are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,


                                        PETER J. GRAHAM, Secretary
                                        Lake Success, New York

Dated:  September 27, 2004

         Whether or not you expect to be present at the meeting, we urge you to fill in, date, sign and return the enclosed proxy card in the envelope that is provided, which requires no postage if mailed in the United States.

         We may adjourn the annual meeting from time to time without further notice other than announcement at the meeting or any adjournment thereof. We may conduct any business for which notice is hereby given at any such adjourned meeting.

                                  E-Z-EM, INC.
                               1111 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                            _______________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 26, 2004
                            _______________________

                                  INTRODUCTION

         This proxy statement is being furnished to you and the other stockholders of E-Z-EM, Inc., a Delaware corporation, by the board of directors of your company in connection with the solicitation of proxies by the board for use at E-Z-EM's 2004 Annual Meeting of Stockholders to be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on Tuesday, October 26, 2004 at 10:00 a.m., local time, or at any adjournment or postponement thereof.

         Our principal executive offices are located at 1111 Marcus Avenue, Lake Success, New York 11042. The approximate date on which this proxy statement and the accompanying proxy are first being sent or given to stockholders is September 27, 2004.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. We maintain a website at www.ezem.com. The information contained in our website is not incorporated in this proxy statement by reference and you should not consider it a part of this proxy statement.

         You may request a copy of our recent Securities and Exchange Commission filings, at no cost, by writing or telephoning us at the following address and telephone number:

                            Stockholder Information
                                  E-Z-EM, Inc.
                               1111 Marcus Avenue
                          Lake Success, New York 11042
                           Telephone: (516) 333-8230

                               TABLE OF CONTENTS

INTRODUCTION.............................................................................................i

WHERE YOU CAN FIND MORE INFORMATION......................................................................i

THE STOCKHOLDER MEETING..................................................................................1
  Date, Time and Place...................................................................................1
  Proposals To Be Considered.............................................................................1
  Record Date; Voting Securities.........................................................................1
  Votes Required.........................................................................................2
  Share Ownership of Directors and Executive Officers....................................................2
  Voting of Proxies......................................................................................2
  Revocability of Proxies................................................................................3
  Solicitation of Proxies................................................................................3

ELECTION OF DIRECTORS....................................................................................4
  Nominees...............................................................................................4
  Recommendation of the Board of Directors...............................................................5
  Other Directors........................................................................................5
  Meetings...............................................................................................7
  Committee Charters; Code of Conduct and Ethics, Complaint Procedures and Corporate
   Governance Guidelines.................................................................................8
  Communications with the Board..........................................................................9
  Compensation of Directors..............................................................................9
  Executive Officers....................................................................................10

EXECUTIVE COMPENSATION..................................................................................11
  Summary Compensation Table............................................................................11
  Option/SAR Grants Table...............................................................................12
  Aggregated Option Exercises and Fiscal Year-End Option Value Table....................................12
  Long-Term Incentive Plan Awards Table and Defined Benefit or Actuarial Plan Table.....................13
  Employment Contracts..................................................................................13
  Severance Arrangements................................................................................13
  Report on Repricing of Options / SARs.................................................................14
  Compensation Committee Interlocks and Insider Participation in Compensation Decisions.................15
  Audit Committee Report................................................................................15
  Principal Accountant Fees and Services................................................................16
  Compensation Committee Report on Executive Compensation...............................................17
  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters........20
  Equity Compensation Plan Information..................................................................23
  Common Stock Performance Graph........................................................................23
  Certain Relationships and Related Transactions........................................................26
  Section 16(a) Beneficial Ownership Reporting Compliance...............................................27

APPROVAL OF THE 2004 STOCK AND INCENTIVE AWARD PLAN.....................................................28
  Summary of Purpose....................................................................................28
  Summary of the 2004 Stock and Incentive Award Plan....................................................28
  Recommendation of the Board of Directors..............................................................31

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.....................................................31
  General...............................................................................................31
  Recommendation of the Board of Directors..............................................................32

ANNUAL REPORT...........................................................................................32

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS..........................................................32

OTHER MATTERS...........................................................................................32


APPENDIX A  --  AUDIT COMMITTEE CHARTER
APPENDIX B  --  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                            THE STOCKHOLDER MEETING

DATE, TIME AND PLACE

                  This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of E-Z-EM, Inc. from holders of E-Z-EM's common stock for use at the annual meeting of stockholders to be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on October 26, 2004 at 10:00 a.m., local time, and at any adjournments or postponements of the annual meeting.

PROPOSALS TO BE CONSIDERED

         At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

Election of Directors

         The election of three of our nine directors. If elected, the nominees for Class II directors, Robert J. Beckman, Paul S. Echenberg and John T. Preston, will each serve until the 2007 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Approval of the 2004 Stock and Incentive Award Plan

         The approval and adoption of the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan, which we refer to as the 2004 Plan. Our board of directors has approved the 2004 Plan and recommends that you approve and adopt the 2004 Plan at the annual meeting. If approved, the 2004 Plan will allow us to grant a broad spectrum of stock and incentive awards to employees, directors and other service providers. The 2004 Plan is intended to provide us with more flexibility in the type of awards we may grant and is designed to attract and retain employees, directors and other service providers and to better align the interests of employees, directors and other service providers with your interests and those of our other stockholders.

Ratification of Appointment of Independent Auditors

         Ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending May 28, 2005.

RECORD DATE; VOTING SECURITIES

         As of the close of business on September 16, 2004, the record date for the annual meeting, there were 10,738,107 outstanding shares of our common stock entitled to notice of and to vote at the annual meeting. Each holder of our common stock has one vote per share on each matter to be acted upon at the annual meeting. Only stockholders of record at the close of business on the record date are entitled to vote at the meeting and at any adjournment or postponement thereof. A majority of the outstanding shares of common stock must be present in person or represented by proxy in order to establish a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker "non-votes" (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary authority) will be treated as shares that are present but which have not been voted.

VOTES REQUIRED

Election of Directors

         The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions will have no effect on the outcome of the vote and, given that brokers have discretionary authority with respect to this proposal, there will be no broker non-votes.

Approval of the 2004 Stock and Incentive Award Plan

         The proposal to approve and adopt the 2004 Plan must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Ratification of the Appointment of Independent Auditors

         The proposal to ratify the board's appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 28, 2005 must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions will be counted and will have the same effect as a vote against the proposal and, given that brokers have discretionary authority with respect to this proposal, there will be no broker non-votes.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         As of the record date, excluding currently exercisable options, our directors and executive officers beneficially owned an aggregate of approximately 3,243,762 shares of our common stock, representing 30.2% of the common stock issued and outstanding.

         Our directors and executive officers have indicated that they intend to vote their shares FOR the election of the nominees for director, FOR the approval and adoption of the 2004 Plan and FOR the ratification of the appointment of Grant Thornton LLP as our independent auditors for the 2005 fiscal year.

VOTING OF PROXIES

         Your shares will be voted in accordance with your instructions. If you do specify on your proxy card how you would like your shares to be voted, the proxies will vote the shares subject to the proxy:

o        FOR the election of the board's nominees for director;

o        FOR the approval and adoption of the 2004 Plan;

o FOR the ratification of the appointment of Grant Thornton LLP as our independent auditors for the 2005 fiscal year; and

o in accordance with the judgment of the person or persons voting with respect to any other matter that may properly be brought before the annual meeting. We do not expect that any matter not described in this proxy statement will be brought before the annual meeting.

REVOCABILITY OF PROXIES

         Even if you have granted a proxy on the enclosed proxy card, you may still vote in person at the annual meeting. You may revoke your proxy at any time prior to it being voted at the annual meeting by:

o delivering to our Secretary, prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy,

o submitting another proxy by mail that has a later date and, if applicable, that is properly signed, or

o        attending the annual meeting and voting in person.

         If you attend the annual meeting, that alone will not revoke your proxy. If we adjourn the meeting, it will not affect your ability to vote or to revoke a previously delivered proxy. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for the meeting.

SOLICITATION OF PROXIES

         Your company will bear the cost of soliciting proxies on behalf of the board of directors. In addition to the use of the mail, we may solicit proxies by telephone, facsimile and personal interview by our officers, directors and employees. If requested, we will reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.


                             ELECTION OF DIRECTORS

NOMINEES

         Your company's board of directors currently consists of nine directors. The board has determined that Robert J. Beckman, Paul S. Echenberg, James L. Katz and George P. Ward, each of whom is a current board member, and John T. Preston, a nominee for election to the board at the annual meeting, are each "independent", as that term is defined under the listing standards of the American Stock Exchange and the applicable rules of the Securities Exchange Act of 1934. Donald A. Meyer, a current independent director of your company, will be resigning from the board effective as of the annual meeting. As required by the rules of the American Stock Exchange, independent directors comprise a majority of the board. The board is divided into three classes, each of which serves a staggered three-year term. At the annual meeting, you will be asked to elect three Class II directors. If elected, Robert J. Beckman, Paul S. Echenberg and John T. Preston will each hold office until the 2007 annual meeting of stockholders and until their successors are duly elected and qualified. The Class I directors and Class III directors will continue in office during the terms indicated below - except for Michael A. Davis, who has indicated his intention to resign from the board, but has agreed to remain a director until an appropriate replacement has been found.

         Unless otherwise specified, all proxies received will be voted in favor of the election of each of the Class II director nominees. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, we will vote the proxies in favor of the election of remaining nominees and any substitute nominees selected by the board. The names of the nominees and certain information concerning them are set forth below:

Nominees to Class II of the Board of Directors:

                                                                                            First Year
Name                          Principal Occupation                             Age     Became Director
----                          --------------------                             ---     ---------------
Robert J. Beckman             Founder and Managing Partner of The Channel       56            2002
                              Group

Paul S. Echenberg             President, CEO and Director of Schroders &        60            1987
                              Associates Canada, Inc.

John T. Preston               President & CEO of Atomic Ordered Materials,      54           Nominee
                              LLC

         Robert J. Beckman, age 56, has been a director of our company since 2002. He is a founder and has been a Managing Partner of The Channel Group, a venture management and corporate advisory business focusing on global life sciences, since 2002. Previously, he founded Intergen Co., a company focused on providing technology and biologicals to the pharmaceutical/biotechnology and clinical diagnostic industries, and served as its Chief Executive Officer from 1987 until 2001.

         Paul S. Echenberg, age 60, has been a director of our company since 1987 and has served as Chairman of the board of directors of E-Z-EM Canada Inc. since 1994. He has been a director of AngioDynamics, Inc. since 1996 and Chairman of its board of directors since February 2004. He has been the President, Chief Executive Officer and a director of Schroders & Associates Canada Inc. (investment buy-out advisory services) and a director of Schroders Ventures Ltd. since 1997. He is also a founder and has been a general partner and a director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He is also a director of Lallemand Inc., Benvest Capital Inc., Colliers MacAuley Nicholl, ITI Medical Technologies, Inc., Flexia Corp., Fib-Pak Industries Inc., Med-Eng Systems Inc., MacroChem Corp., Matra Plast Industries Inc. and A.P. Plasman Corp. Our company has an investment in ITI Medical Technologies, Inc.

         John T. Preston, age 54, is a nominee for director of our company. He has been the President and CEO of Atomic Ordered Materials, LLC since 1999 and has been a Senior Lecturer at the Massachusetts Institute of Technology (MIT) and Assistant Director of the MIT Entrepreneurship Center since 1996. He is the founder of Quantum Energy, LLC and served as its CEO from 1996 to 1999. He was the Director of Technology Development at MIT from 1992 to 1996. From 1986 to 1992, Mr. Preston served as Director of Technology Licensing at MIT. Mr. Preston held various technology management positions with MIT from 1977 to 1986. He is also a director of Clean Harbors, Inc. and Boston Life Science, Inc. as well as several private companies.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

OTHER DIRECTORS

         The following Class I and III directors will continue on the board of directors for the terms indicated, except as noted below with respect to Dr.
Davis:

Class I Directors (Term Expiring in 2006):

         Michael A. Davis, M.D., age 63, has served as our Medical Director since 1994, a director of our company since 1995 and our Technical Director from 1997 to 2000. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital from 2002 until 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc. (radiology informatics) from 2000 until 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center from 1980 until 2002. During 1999, he also served as the President and Chief Executive Officer, and from 1999 until 2003, as a director of Amerimmune Pharmaceuticals, Inc. and its wholly owned subsidiary, Amerimmune, Inc. He is also a director of MacroChem Corp. Dr. Davis has indicated that he intends to resign from the board, but has agreed to remain a director until an appropriate replacement has been found.

         James L. Katz, CPA, JD, age 68, has been a director of our company since 1983. He is a founder and a director of Lakeshore Medical Fitness, LLC (owns and manages medical fitness facilities), and has served as its Chief Executive Officer since 2000. He is also a founder of Medical Imaging of Northbrook Court, LLC (screening and diagnostic imaging) and has served as an administrative member since 2001. Previously, he had been a founder and managing director from its organization in 1995 until 2000 of Chapman Partners LLC (investment banking). From its acquisition in 1985 until its sale in 1994, he was the co-owner and President of Ever Ready Thermometer Co., Inc. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, principally that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc. and Lifestart Wellness Network, LLC, as well as a member of the Board of Advisors of Jerusalem Global and AEG Partners.

         Anthony A. Lombardo, age 57, has served as President, Chief Executive Officer and a director of our company since 2000. Prior to joining E-Z-EM, he served as President of ALI Imaging Systems, Inc. (radiology information management) from 1998 to 2000. Mr. Lombardo is also a director of PointDx, Inc. and Omnicorder, Inc. E-Z-EM has an investment in PointDx, Inc.

Class III Directors (Term Expiring in 2005):

         Howard S. Stern, age 73, is a co-founder of our company and has served as Chairman of the Board and a director of E-Z-EM since its formation in 1962. Mr. Stern has also served as President and Chief Executive Officer of our company from 1997 to 2000. From 1990 to 1994, Mr. Stern served as our Chief Executive Officer, and from the formation of E-Z-EM until 1990, he served as President and Chief Executive Officer. Mr. Stern has served as a director of AngioDynamics, Inc. since its inception and as Chairman of its board of directors from its inception until February 2004. Mr. Stern is also a director of ITI Medical Technologies, Inc. E-Z-EM has an investment in ITI Medical Technologies, Inc.

         David P. Meyers, age 40, has been a director of our company and of AngioDynamics, Inc. since 1996. He is a founder of AlphaCord, Inc., which provides cryopreservation of umbilical cord blood, and has served as its President since 2002. Previously, he founded MedTest Express, Inc., an Atlanta, Georgia based provider of contracted laboratory services for home health agencies, and served as its President, Chief Executive Officer and a director from 1994 to 2002.

         George P. Ward, age 66, has been a director of our company since 2002. Prior to his retirement in 2002, Mr. Ward served as Executive Vice President - Business Development of Health Center Internet Services, Inc. in San Francisco, California from 1997 until 2001. He served as a director and consultant for ALI Technologies, Inc. of Richmond, British Columbia, Canada from 1996 until 2002. After service as a USAF officer, he began his career as a rocket engineer with Thiokol Chemical Corp. in 1962, then joined the General Electric Space Division as a program manager and marketing manager in 1966. After a GE corporate headquarters assignment in 1973, Mr. Ward moved to the GE Medical Business, where he managed the X-ray and other medical imaging businesses. In 1977, he became President, CEO and a director of Systron Donner Corp., Concord, California (then NYSE-listed). In 1982, he became President, CEO and a director of Vitalink Communications Corp., Mountain View, California, and in 1986, he founded MEICOR, Inc., Pleasanton, California, as Chairman, CEO and a director. From 1987 until 1991, he was a Worldwide Business Group Managing Director for Philips Medical, and since 1991, a director/consultant for several high technology companies. He also was a director of Blue Cross of California, Woodland Hills, California from 1986 to 1996.

MEETINGS

         The board of directors held four regular meetings, two special meetings and ten meetings by conference call during the 2004 fiscal year. From time to time, the members of the board of directors act by unanimous written consent pursuant to the laws of the State of Delaware. No director attended fewer than 75% of all board meetings during the 2004 fiscal year. Our directors are expected to attend our annual stockholders meeting absent extenuating circumstances. During 2004, all directors named in this proxy statement who were directors at the time of our last annual stockholders meeting, attended our annual stockholders meeting.

         We have a standing Executive Committee, Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Finance Committee.

         The Executive Committee has the full power and authority to act on behalf of the board during intervals between regularly scheduled board meetings. The members of the Executive Committee are Messrs. Stern, Echenberg and Katz. The Executive Committee did not meet during the 2004 fiscal year.

         The Audit Committee is responsible for:

         o recommending to the board the appointment or termination of our independent auditors;

         o providing an open avenue of communication between the independent auditors and the board;

         o reviewing our significant accounting policies and internal controls; and

         o having general responsibility for assisting the board in its oversight over all audit related matters.

On September 15, 2004, the board of directors adopted an amended Audit Committee charter which is attached as Appendix A to this proxy statement. The members of the Audit Committee are Messrs. Katz, Echenberg and Ward. The Audit Committee met five times during the 2004 fiscal year.

         The Nominating and Corporate Governance Committee develops and recommends corporate governance guidelines for our company. The Committee also evaluates current and prospective directors and their qualifications to serve on the board and presents recommendations to the board regarding nominees for director. The Committee will also consider nominees for director recommended by our stockholders. Any stockholder wishing to make a nomination must submit the name of the proposed nominee in writing to our corporate Secretary, together with the nominee's qualifications for service on the board. During the 2004 fiscal year, we did not receive any director nominations from our stockholders. On February 9, 2004, the board of directors adopted a charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix B to this proxy statement. The members of the Nominating and Corporate Governance Committee are Messrs. Beckman, Katz and Ward. The Nominating and Corporate Governance Committee met three times during the 2004 fiscal year and had several informal discussions.

         The Nominating and Corporate Governance Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors' overall service to our company during his or her term, including the number of meetings attended, level of participation, quality of performance, and transactions, if any, between any such director and our company during his or her term, and confirms such director's independence, if applicable. In the case of new director candidates, the Committee first determines whether the nominee must be independent for purposes of the American Stock Exchange. In either case, determinations are based upon our internal policies, applicable securities laws, the rules and regulations of the SEC, the listing requirements of the American Stock Exchange, and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates. If necessary, we will also engage a professional search firm to assist in the process of identifying qualified nominees. The search firm identifies potential candidates based on an extensive profile of the requirements developed by the Nominating and Corporate Governance Committee. The search firm then develops a scoring matrix to rank the candidates and the Nominating and Corporate Governance Committee interviews the candidates and makes its recommendation to the board of directors. Any candidates for director that are nominated by our stockholders are considered in the same manner as other candidates.

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to our executive and non-executive officers and key employees. The Compensation Committee also sets the policies and parameters of our compensation programs and awards thereunder, and makes determinations as to grants under our equity compensation plans. Although grants will no longer be made under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan if the 2004 Plan is approved at the annual meeting, the Compensation Committee will make determinations as to grants under the 2004 Plan. The current members of the Compensation Committee are Donald A. Meyer and Messrs. Katz and Ward. Mr. Meyer, who has been determined to be an independent director, will be resigning from his position as a director effective as of the 2004 annual meeting of stockholders. The board of directors has not yet determined whether to fill the vacancy on the Compensation Committee created by Mr. Meyer's resignation. The Compensation Committee met six times during the 2004 fiscal year and had several informal discussions.

         The board of directors created a Finance Committee in 1995. Its members are Messrs. Katz and Meyers. The Finance Committee did not meet during the 2004 fiscal year.

COMMITTEE CHARTERS; CODE OF CONDUCT AND ETHICS, COMPLAINT PROCEDURES AND CORPORATE GOVERNANCE GUIDELINES

         The Charters of the Audit Committee and the Nominating and Corporate Governance Committee, as well as our E-Z-EM, Inc. Code of Conduct and Ethics, our Complaint Procedures and our Corporate Governance Guidelines, are posted on our website (www.ezem.com) under Investor Relations, Corporate Governance. This website address is not intended to function as a hyperlink, and the information contained on our website is not intended to be a part of this proxy statement.

COMMUNICATIONS WITH THE BOARD

         Our stockholders may communicate directly with the board of directors by addressing a letter to "The Board of Directors of E-Z-EM, Inc., c/o Secretary, at 1111 Marcus Avenue, Suite LL-26, Lake Success, NY 11042." If you would like a letter to be forwarded directly to the Chairman of the Board or to one of the chairmen of the standing committees, to a specific director or group of directors, or to one or more independent directors, you should so indicate. If no specific direction is indicated, the Secretary will review the letter and forward it to the appropriate board member or members.

COMPENSATION OF DIRECTORS

         Directors who are not our employees are entitled to the following compensation: a monthly retainer of $2,000; a fee of $1,750 for each board meeting attended in person; a fee of $500 for each telephonic board meeting in which they participate; an annual grant of 1,000 shares of our common stock; and an annual grant of an option to purchase 4,000 shares of our common stock, which vest ? per year over three years from date of grant. Directors who serve on committees of the board and who are not our employees are entitled to a fee of $1,000 for each committee meeting attended in person and a fee of $500 for each telephonic committee meeting in which they participate, except that the committee chairmen are entitled to a fee of $1,500 for each committee meeting attended in person and $750 for each telephonic committee meeting in which they participate. The Chairman of the Board is entitled to twice the above-referenced fees. In addition, directors who attend board meetings of AngioDynamics, Inc. and who are not directors of AngioDynamics are entitled to our meeting fee of $1,750 for each board meeting attended. AngioDynamics is a publicly traded corporation which our company currently controls, but which our company is in the process of distributing pro rata to its stockholders. Directors who are our employees do not receive any compensation for their services as directors.

         Upon joining our board, new directors receive options for 24,000 shares of our common stock, which vest ? per year over three years from date of grant. However, no options pursuant to this policy will be granted to new directors until after the completion of the distribution of our entire equity interest in AngioDynamics to our stockholders.

         Paul S. Echenberg and David P. Meyers also receive the following board compensation from AngioDynamics for serving on its board of directors: a monthly retainer of $1,000; a fee of $1,000 for each board meeting attended in person; $250 for each telephonic meeting of the board in which they participate; and an annual grant of an option to purchase 6,000 shares of AngioDynamics common stock for each year of service on the board.

         See "Certain Relationships and Related Transactions" for a description of the consulting agreements between us and Howard S. Stern, the Chairman of our board, Michael A. Davis, a director, and Donald A. Meyer, a director.

EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to our executive officers.

Name                                 Age         Positions
----                                 ---         ---------

Anthony A. Lombardo                  57          President, Chief Executive Officer, Director
Dennis J. Curtin                     57          Senior Vice President - Chief Financial Officer
Joseph J. Palma                      62          Senior Vice President - Global Sales
Jeffrey S. Peacock                   47          Senior Vice President - Global Scientific and Technical
                                                 Operations
Brad S. Schreck                      47          Senior Vice President - Global Marketing
Peter J. Graham                      38          Vice President - General Counsel and Secretary

         As part of its periodic review, our board of directors has re-organized your company's management team into two groups: Executive Officers and Non-Executive Officers. Accordingly, the table above consists of the members of the Executive Officers Group.

         All executive officers are elected annually and serve at the pleasure of the board of directors.

         Mr. Curtin has served as Senior Vice President - Chief Financial Officer since 1999, and as Vice President - Chief Financial Officer from 1985 to 1999. Mr. Curtin has been an employee of our company since 1983.

         Mr. Palma has served as Senior Vice President - Global Sales since 2002, and as Senior Vice President - Sales and Marketing from 1999 to 2002, Vice President - Sales and Marketing from 1996 to 1999, and Vice President - Sales from 1995 to 1996. Mr. Palma has been an employee of our company since 1994.

         Mr. Peacock has served as Senior Vice President - Global Scientific and Technical Operations since 2002, and as Vice President - Scientific and Technical Operations from 2000 until 2002. Mr. Peacock has been an employee of our company since 1986.

         Mr. Schreck has served as Senior Vice President - Global Marketing since 2002. Before joining our company, he served as a consultant for Vyteris, Inc. (pharmaceutical/drug delivery) and ACMI, Inc. (urology, gynecology, laparoscopy) from 2000 until 2002. From 1999 to 2000, he served as Vice President, Worldwide Marketing of Surgical Dynamics Inc., a wholly-owned subsidiary of Tyco Inc. (spine/sports medicine). In 1999, he served as Vice President, Marketing and Sales Services of Implex Inc. (orthopedics). From 1996 to 1999, he served as Vice President, Worldwide Marketing and Product Development for Howmedica, a division of Pfizer (orthopedics).

         Mr. Graham has served as Vice President - General Counsel and Secretary since 2001, and has been an employee of our company since 1997.

         The business background of Mr. Lombardo has been previously set forth in this proxy statement.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation for services, in all capacities for fiscal years 2004, 2003 and 2002, of:

         o those persons who were, during fiscal year 2004, our Chief Executive Officer or "CEO" (Anthony A. Lombardo),

         o those persons who were, at the end of fiscal year 2004, our four most highly compensated executive officers other than the CEO, and

         o the President and Chief Executive Officer of AngioDynamics, Inc., who was not an executive officer of E-Z-EM at the end of fiscal year 2004, but who is included in this table due to the level of his annual compensation for fiscal year 2004.

We refer to these individuals as the "Named Executive Officers":

                                        Annual Compensation                 Long-Term Compensation
                                   ------------------------------- -----------------------------------------

                                                                              Awards                Payouts
                                                                   -----------------------------    --------
        Name and          Fiscal    Salary     Bonus      Other    Restricted    Securities          LTIP    All Other
                                                                                 Underlying
                                                                                  Options
                                                         Annual                      .
                                                        Compensa-    Stock      #                   Payouts  Compensa-
       Principal                                        tion (1)    Awards    (2)                            tion (4)
        Position           Year       ($)       ($)        ($)        ($)     #  (3)                  ($)        ($)
------------------------- -------- ---------- --------- ---------- ---------- ------------------    -------- ----------

Anthony A. Lombardo, .     2004     $320,000  $132,828    None       None        None      None      None      $10,380
President and              2003      320,000    46,560    None       None        None      None      None        9,773
Chief Executive Officer    2002      320,000    71,088    None       None        None      None      None       33,402

Dennis J. Curtin, . . .    2004     $188,402   $81,427    None       None        None      None      None       $9,872
Senior Vice President      2003      188,402    31,541    None       None        None      None      None       10,164
                           2002      179,430    44,814    None       None        None      None      None       25,352

Peter J. Graham, . . .     2004     $178,000   $68,619    None       None        None      None      None      $10,361
Vice President             2003      167,054    23,037    None       None        None      None      None        9,502
                           2002      148,318    26,708    None       None       21,000     None      None       11,219

Jeffrey S. Peacock, . .    2004     $185,000   $53,754    None       None        None      None      None      $10,063
Senior Vice President      2003      183,309    20,098    None       None        None      None      None       10,342
                           2002      154,717    27,996    None       None        None      None      None       15,819

Brad S. Schreck, . . .     2004     $185,000   $53,754    None       None        None      None      None       $9,292
Senior Vice President      2003      185,000    20,098    None       None        None      None      None          481
(effective May 2002)       2002       11,859     8,621    None       None       35,000     None      None         None

Eamonn P. Hobbs, . . .     2004     $254,400  $126,882    None       None        None      None      None      $10,572
President and Chief        2003      240,000    96,600    None       None        None      None      None        8,470
Executive Officer of       2002      218,820   114,880    None       None        None      None      None       22,760
AngioDynamics, Inc.
__________

(1)      We have concluded that the aggregate amount of perquisites and other personal benefits paid to each of the
         Named Executive Officers for fiscal years 2004, 2003 and 2002 did not exceed the lesser of 10% of such officer's total annual salary and bonus for fiscal years 2004, 2003 or 2002 or $50,000; such amounts are, therefore, not reflected in the table.

(2)      Options are exercisable into our common stock.

(3)      Options would be exercisable into the common stock of our current controlled subsidiary, AngioDynamics, Inc.

(4)      For each of the Named Executive Officers, the amounts reported include amounts we contributed under our
         Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For fiscal years 2004,
         2003 and 2002, such amounts contributed were: $9,600, $8,920 and $9,375, respectively, for Mr. Lombardo;
         $9,284, $9,585 and $8,315, respectively, for Mr. Curtin; $9,831, $9,029 and $7,991, respectively, for Mr.
         Graham; $9,486, $9,795 and $7,855, respectively, for Mr. Peacock; $8,715, $0 and $0, respectively, for Mr.
         Schreck; and $9,764, $7,787 and $9,115, respectively, for Mr. Hobbs.

         For each of the Named Executive Officers, the amounts reported include term life insurance premiums we paid.
         For fiscal years 2004, 2003 and 2002, such amounts paid were: $780, $853 and $673, respectively, for Mr.
         Lombardo; $588, $579 and $409, respectively, for Mr. Curtin; $530, $473 and $328, respectively, for Mr. Graham;
         $577, $547 and $348, respectively, for Mr. Peacock; $577, $481 and $0, respectively, for Mr. Schreck; and $808,
         $683 and $395, respectively, for Mr. Hobbs.

         For each of the Named Executive Officers, the amounts reported include premiums we paid under split dollar life insurance arrangements. For fiscal years 2004 and 2003, we paid no amounts under any split dollar life insurance arrangement. For fiscal year 2002, the amounts paid were: $23,354 for Mr. Lombardo; $16,628 for Mr.
         Curtin; $2,900 for Mr. Graham; $7,616 for Mr. Peacock; $0 for Mr. Schreck; and $13,250 for Mr. Hobbs. In July
         2003, these arrangements were modified. Under the amended terms of the arrangements, title and ownership of the policies were transferred to us and we will continue to pay all insurance premiums. Upon the death of any Named
         Executive Officer, such officer's beneficiaries will be entitled to a death benefit, the amount of which was determined as of July 2003. We will be entitled to the remaining life insurance proceeds. We will also be entitled at all times to the cash surrender value of the life insurance policies.

OPTION/SAR GRANTS TABLE

         We did not grant any stock options or stock appreciation rights, which we refer to as "SARs", to any of the Named Executive Officers during fiscal year 2004.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth information concerning all exercises of stock options during fiscal year 2004 by our Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                                                 NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                                      UNDERLYING         IN-THE-MONEY OPTIONS
                                                                                 UNEXERCISED OPTIONS              AT
                                                                                   AT MAY 29, 2004           MAY 29, 2004
                                                                                         (#)                    ($) (1)
                                                                                ----------------------- ------------------------
             NAME                  SHARES ACQUIRED ON     VALUE REALIZED ($)         EXERCISABLE/            EXERCISABLE/
                                                                                    UNEXERCISABLE            UNEXERCISABLE
                                      EXERCISE (#)                                       (2)                      (2)
-------------------------------- ----------------------- ---------------------- ----------------------- ------------------------
Anthony A. Lombardo. . .                 25,000                $206,490                275,000/               $2,805,000/
                                                                                         None                    None
Dennis J. Curtin. . . . . . .            12,628                $161,382                22,928/                 $338,095/
                                                                                        31,364                 $208,636
Peter J. Graham. . . . . . . .            None                   None                  14,500/                 $197,200/
                                                                                        10,500                 $144,900
Jeffrey S. Peacock. . . . . . .          1,066                  $11,459                10,609/                 $90,888/
                                                                                         None                    None
Brad S. Schreck. . . . . . . .           8,750                  $88,375                 8,750/                 $84,000/
                                                                                        17,500                 $168,000
Eamonn P. Hobbs. . . . . . .             32,639                $410,425                 None/                    None/
                                                                                       418,182                $2,781,818
_____________


(1)      An option is in "in-the-money" if on May 29, 2004, the market price of the common stock exceeded the exercise price of the option. At May 29, 2004, the closing price of our common stock was $18.70 and the fair market value of AngioDynamics stock was $11.00 per share. The value of these options is calculated by determining the difference between the aggregate market price of the stock covered by the options on May 29, 2004 and the aggregate exercise price of the options.

(2)      Options are exercisable into our common stock, except for currently unexercisable options held by Mr. Curtin for 31,364 shares of AngioDynamics common stock and currently unexercisable options held by Mr. Hobbs for
         418,182 shares of AngioDynamics common stock.

LONG-TERM INCENTIVE PLAN AWARDS TABLE AND DEFINED BENEFIT OR ACTUARIAL
PLAN TABLE

         We do not maintain any long-term incentive plans or defined benefit or actuarial plans.

EMPLOYMENT CONTRACTS

         Effective June 1, 2004, we amended our employment contract, entered into in 2000, with Anthony A. Lombardo in his capacity as President and Chief Executive Officer. This amended employment contract provides for annual base salary at $340,000. The contract is cancelable at any time by either Mr. Lombardo or us, but provides for severance pay of two years base salary in the event of termination by us without cause, as defined in the contract. Unless cancelled earlier, the amended contract will terminate on May 31, 2007.

SEVERANCE ARRANGEMENTS

         We have entered into severance agreements with some of our executive officers, non-executive officers and key employees.

         Each severance agreement provides certain security to the executive in connection with a change of control. A change of control is defined as the acquisition of 50% or more of the outstanding voting power of E-Z-EM's capital stock; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems (E-Z-EM) business segments. The proposed pro rata distribution of AngioDynamics to our stockholders will not constitute a change of control of our company for purposes of our severance arrangements. Upon a change of control, all outstanding stock options vest and remain exercisable until the original expiration date of the options without regard to the need to remain employed by the Company. We will provide the executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise. Modifications to these arrangements are being made in light of the Sarbanes-Oxley Act of 2002.

         If an executive's employment with E-Z-EM is terminated by us for "good cause," death or disability, or by the executive other than for "good reason," during the term of the severance agreement and within two years following a change of control, the executive will be entitled to accrued but unpaid base salary. A termination of employment is for "good cause" under the severance agreements if the basis of termination is:

o repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance;

o        conviction of a crime involving fraud, dishonesty or moral turpitude;
         or

o a material breach of the severance agreement or the conditions and requirements of employment.

         "Good reason" exists under the severance agreements if there is:

o a significant reduction in the nature or the scope of the executive's authority and/or responsibility;

o        a material reduction in the executive's rate of base salary;

o        a significant reduction in employee benefits; or

o a change in the principal location in which the executive is required to perform services, which significantly increases commuting distance.

         If an executive's employment with E-Z-EM is terminated by us without good cause or by the executive for good reason, during the term of the severance agreement and within two years following a change of control, the executive will be entitled to:

o        accrued but unpaid base salary;

o a lump sum payment equal to between one and two times annual base salary, based upon years of service;

o        any benefits accrued under any incentive and retirement plans;

o paid medical plan coverage until the earlier of 18 months from termination or the time when the executive obtains comparable coverage through a new employer;

o a lump sum payment equal to the unvested portion, if any, of the executive's 401(k) plan; and

o        outplacement and career counseling services.

         Each severance agreement provides that if any amounts due to an executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then these amounts will be reduced to the extent necessary to avoid the application of the "golden parachute" rules.

REPORT ON REPRICING OF OPTIONS / SARS

         In fiscal year 2004, we did not adjust or amend the exercise price of any stock options or SARs previously awarded to any of the Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

         The following directors currently serve on our Compensation Committee:
James L. Katz, Donald A. Meyer and George P. Ward. None of the directors serving on our Compensation Committee is a current or former officer or employee of E-Z-EM or any of its subsidiaries. None of these directors had any relationship required to be disclosed by us under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. Nevertheless, we have disclosed our consulting arrangement with Mr. Meyer under "Certain Relationships and Related Transactions". Mr. Meyer, who has been determined to be an independent director, will be resigning from his position as a director effective as of the 2004 annual meeting of stockholders. The board of directors has not yet determined whether to fill the vacancy on the Compensation Committee created by Mr. Meyer's resignation.

AUDIT COMMITTEE REPORT

         The Audit Committee of the board of directors is composed of three (3) directors, Messrs. James L. Katz, Paul S. Echenberg and George P. Ward, and operates under a written charter. On September 15, 2004, the board of directors adopted an amended Audit Committee charter which is attached as Appendix A to this proxy statement. Each member of our Audit Committee is an independent director and able to read and understand financial statements as required by the listing standards of the American Stock Exchange and the applicable rules of the Securities Exchange Act of 1934. In addition, Mr. Katz is "financially sophisticated" and a "financial expert," as defined in the listing standards of the American Stock Exchange and the rules of the Securities Exchange Act of 1934.

         As set forth in more detail in the Audit Committee's charter, management is responsible for E-Z-EM's internal controls and financial operating system. The independent auditors are responsible for performing an independent audit of our company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to this audit. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee's primary duties and responsibilities fall into three broad categories:

         First, the Audit Committee will serve as an independent and objective party to monitor E-Z-EM's financial reporting process and internal control system;

         Second, the Audit Committee is responsible for reviewing and appraising the audit efforts of our independent auditors; this includes matters concerning the relationship between E-Z-EM and its independent auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to us and determining whether the auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

         Third, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management and the board of directors.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter. To carry out its responsibilities, our Audit Committee met five times during fiscal year 2004.

         In overseeing the preparation of our company's financial statements, the Audit Committee has reviewed the financial statements and met with and held discussions with management and the independent auditors. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61, "Communications with Audit Committees" and SAS No. 90, "Audit Committee Communications."

         Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Audit Committee has discussed with the independent auditors that firm's independence.

         Based upon the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that our company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 29, 2004 and be filed with the U.S. Securities and Exchange Commission.

         This Audit Committee Report will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report therein.

                              THE AUDIT COMMITTEE,
                            James L. Katz, Chairman
                               Paul S. Echenberg
                                 George P. Ward

PRINCIPAL ACCOUNTANT FEES AND SERVICES

         The following table presents fees for professional audit services rendered by the independent auditors, Grant Thornton LLP, for the audit of our company's financial statements for the fiscal years ended May 29, 2004 and May 31, 2003, and fees billed for other services rendered by Grant Thornton LLP during those periods:

                                                    2004          2003
                                                    ----          ----
                                                      (in thousands)

         Audit Fees1                                $816          $343
         Audit Related Fees2                          50            71
         Tax Fees3                                    60            53
         All Other Fees4                               3            98
                                                    ----          ----

                                                    $929          $565
                                                    ====          ====
__________

1 Fees paid for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, statutory audits of certain of our non-U.S. subsidiaries for each fiscal year and procedures related to the S-1 registration statement filed by AngioDynamics in 2004.

2 Audit related fees consist primarily of profit sharing and 401(k) plan audits, interpretation of accounting standards and a review of internal controls for a U.S. subsidiary.

3 Tax fees include all tax services relating to tax compliance, tax advice and tax planning.

4 All other fees consist primarily of services in assisting with business modeling for a non-U.S. subsidiary product line and the recruiting of non-managerial personnel for a non-U.S. subsidiary for 2003.


         The Audit Committee understands the need for Grant Thornton LLP to maintain objectivity and independence in its audit of our financial statements and has implemented procedures, including pre-approval of all non-audit services, to minimize any relationship with Grant Thornton LLP which could impair their independence. The Audit Committee has determined that we will engage Grant Thornton LLP to provide non-audit services only when the services offered by Grant Thornton LLP are more effective and economical than the services from other providers, and, to the extent possible, only after competitive bidding. Our company's policy on auditor independence requires that, prior to engaging the independent auditor in any non-audit related activity, our management report to the Audit Committee the nature of the proposed activity, including the reasons why (1) it is necessary or beneficial to us to use the independent auditor to engage in such activity, and (2) the steps being taken to ensure that the engagement of the independent auditor in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the listing standards of the American Stock Exchange, on which our company's securities are listed. In order for our company to engage the independent auditor in the proposed activity, we must obtain prior Audit Committee approval. The Audit Committee has considered the compatibility of the Audit Related Fees, Tax Fees and All Other Fees paid to Grant Thornton LLP in connection with Grant Thornton LLP's independence.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         The Compensation Committee of our board of directors determines the cash and other incentive compensation, if any, to be paid to our company's executive and non-executive officers and key employees, and administers our stock option incentive award plans. Our Compensation Committee is currently composed of three independent, non-employee directors: Donald A. Meyer, James
L. Katz and George P. Ward. Mr. Meyer, who has been determined to be an independent director, will be resigning from his position as a director effective as of the 2004 annual meeting of stockholders. The board of directors has not yet determined whether to fill the vacancy on our Compensation Committee created by Mr. Meyer's resignation.

Compensation Philosophy

         Our company's primary philosophy regarding compensation to executive and non-executive officers is to offer a program that rewards each member of senior management commensurately with E-Z-EM's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The three primary components of our compensation program are base salary, annual performance bonus and stock option awards or other equity compensation awards. The Committee believes that this three-part approach enables our company to remain competitive with its industry peers while ensuring that senior management are appropriately incentivised to deliver positive short-term results while creating sustainable long-term stockholder value.

         The key elements of the Compensation Committee's executive philosophy include:

         o setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment,

         o providing incentive compensation that varies directly with E-Z-EM's financial performance and individual initiative and achievement contributions to such performance,

         o linking compensation to elements which affect E-Z-EM's annual and long-term performance,

         o evaluating the competitiveness of our compensation programs based upon information drawn from a variety of sources, and

         o establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of our company, the performance of the individual officer and the contractual arrangements that may be in effect with the individual officer.

         In determining each officer's overall compensation, our Compensation Committee has relied, in part, on executive compensation surveys, publicly available information, informal survey information obtained by management, and information known to various members of the board of directors. The Committee has also periodically sought the assistance of independent executive compensation consultants who have provided information and data on the compensation levels and philosophies adopted by other companies in the same market for executive talent. In particular, the independent consultants have compared our company's total compensation program, which includes base salary, annual bonus pay and stock option awards or other equity compensation awards, with programs offered by other companies of comparable size in the medical and healthcare industries.

Internal Revenue Code Section 162(m) Considerations

         Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as E-Z-EM, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the corporation other than the chief executive officer as of the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance based compensation within the meaning of Section 162(m)." We believe that any compensation received by E-Z-EM's Named Executive Officers in connection with the exercise of options granted under the 1983 Stock Option Plan and, if approved, the 2004 Plan will qualify as "performance based compensation", except for a certain de minimis option grant awarded in 1996. Stock options issued pursuant to E-Z-EM's AngioDynamics subsidiary 1997 Stock Option Plan will not qualify as "performance based compensation." Our company has not established a policy with respect to Section 162(m) of the Internal Revenue Code because E-Z-EM has not paid, and does not currently anticipate paying, annual compensation in excess of $1 million to any employee.

Base Salaries

         Base salaries for our executive and non-executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with our company's compensation policy by evaluating the competitive marketplace, the performance of E-Z-EM, the performance of the officer - particularly with respect to the officer's ability to manage growth of our company - and any increased responsibilities assumed by the executive.

Annual Incentive Compensation

         E-Z-EM administers an Annual Incentive Bonus Plan ("AIP"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain other employees. At the beginning of each fiscal year, the goals for our company and each individual are established. During each fiscal year, the level of bonus earned, if any, is dependent upon our company's financial results as compared to our budget and the individual's achievement of his or her personal goals. A bonus may be awarded if specified performance objectives, including corporate, business unit and departmental goals, have been met, as determined by the Compensation Committee. We awarded bonuses ranging up to 43.2% of base salary to corporate officers under the bonus plan for the 2004 fiscal year.

Stock Option Agreements

         The Compensation Committee views stock options as an important long-term incentive vehicle for our officers. The use of stock options ensures that the interests of our officers are tied to the interests of our stockholders by making a portion of the officer's long-term compensation dependent upon the value created for our stockholders. This promotes a continuing focus on our company's profitability and stockholder value. The Compensation Committee may grant options under E-Z-EM's stockholder-approved stock option plans. E-Z-EM's grants options at an exercise price equal to the fair market value of our company's common stock on the date of grant. Optionees can receive value from stock option grants only if the underlying common stock appreciates in the long-term. Generally, stock options use vesting periods ranging from two to four years to encourage key executives to continue in our employ. In determining long-term incentive awards, the Compensation Committee considers the amount of stock options previously granted to each officer, the officer's responsibilities, as well as the officer's current performance and contribution to our company. If the 2004 Plan is approved by our stockholders at the annual meeting, the Compensation Committee will be able to grant stock options, restricted stock and other forms of equity-based compensation arrangements under the 2004 Plan.

Compensation of the Chief Executive Officer

         The Compensation Committee has targeted Mr. Lombardo's total compensation, including compensation derived from awards of stock options, at a level it believes is competitive with the average amount paid by E-Z-EM's competitors and companies with which the Company competes for executive talent. On June 1, 2004, Mr. Lombardo's base salary was increased to $340,000. During the 2004 fiscal year, no options were granted to Mr. Lombardo and 25,000 options previously granted to Mr. Lombardo were exercised at an average exercise price of $8.50 per share. Under our employment contract with Mr. Lombardo, Mr. Lombardo participates in our AIP program and received a bonus of $132,828 for the 2004 fiscal year.

         This compensation committee report will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report therein.

                          THE COMPENSATION COMMITTEE,
                           Donald A. Meyer, Chairman
                                 James L. Katz
                                 George P. Ward

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The following table sets forth information, as of September 16, 2004, as to the beneficial ownership of our common stock, by:

         o each person known by us to own beneficially more than 5% of our common stock,

         o        each of our directors,

         o        each of our Named Executive Officers, and

         o        all of our directors and executive officers as a group:

Unless otherwise noted, the address of each person listed below is c/o E-Z-EM, Inc., 1111 Marcus Avenue, Lake Success, New York 11042.

             NAME AND ADDRESS OF                       SHARES BENEFICIALLY                PERCENT OF
               BENEFICIAL OWNER                             OWNED (1)                        CLASS
               ----------------                             ---------                        -----

Howard S. Stern...........................                2,024,099 (2)                      18.8
    Chairman of the Board, Director
    23 Willets Road
    Old Westbury, NY  11568

David P. Meyers...........................                  689,167 (3)                       6.4
    Director
    813 Springdale Road
    Atlanta, GA  30306

Stuart J. Meyers..........................                  691,973 (4)                       6.4
    1841 Vermack Court
    Dunwoody, CA  30338

Jonas I. Meyers...........................                  598,319 (5)                       5.6
    904 Oakland Avenue
    Ann Arbor, MI  48104

Ira Albert................................                  800,042 (6)                       7.5
    1304 SW 160th Avenue, Suite 209
    Ft. Lauderdale, FL 33326

Wellington Management Company.............                  707,402 (7)                       6.6
    75 State Street
    Boston, MA  02109

Peter J. Graham...........................                  442,927                           4.1
    Vice President

Anthony A. Lombardo.......................                  275,000                           2.5
    President, Chief Executive
    Officer, Director

Paul S. Echenberg.........................                   83,305                            *
    Chairman of the Board of E-Z-EM
    Canada and AngioDynamics, Director

Donald A. Meyer...........................                   55,106                            *
    Director

James L. Katz.............................                   33,092                            *
    Director

Dennis J. Curtin..........................                   24,326                            *
    Senior Vice President

Robert J. Beckman.........................                   13,500                            *
    Director

George P. Ward............................                   13,000                            *
    Director

Michael A. Davis, M.D.....................                   12,786                            *
    Medical Director, Director

Jeffrey S. Peacock........................                   10,609                            *
    Senior Vice President

Brad S. Schreck...........................                    8,750                            *
    Senior Vice President

John T. Preston...........................                        0 (8)                        *
    Director Nominee

Eamonn P. Hobbs...........................                   10,059                            *
    President, Chief Executive Officer,
    Director of AngioDynamics

All directors and executive
officers as a group (14 persons)..........                3,685,667 (2)(3)                   33.0
_______________
*  Does not exceed 1%.


(1)      Includes shares of our common stock issuable upon exercise of options currently exercisable or exercisable within 60 days from September 16, 2004 as follows: Howard S. Stern (4,000), David P. Meyers (2,000), Peter J.
         Graham (19,750), Anthony A. Lombardo (275,000), Paul S. Echenberg (41,966), Donald A. Meyer (19,793), James L.
         Katz (19,018), Dennis J. Curtin (10,928), Michael A. Davis, M.D. (8,091), Jeffrey S. Peacock (10,609), Brad S.
         Schreck (8,750), Robert J. Beckman (11,000), George P. Ward (11,000) and all directors and executive officers as a group (441,905).

(2)      Excludes 304,431 shares owned by Mr. Stern's son and an aggregate of 442,927 shares owned or issuable under currently exercisable options held by Mr. Stern's daughter, her husband, Peter J. Graham, and their minor children, as to which shares Mr. Stern disclaims beneficial ownership. The information relating to Mr. Stern's share ownership and that of the persons named in this footnote was obtained from a Schedule 13D dated September
         26, 2003, filed jointly by Mr. Stern, Seth F. Stern and Rachel Stern Graham, a Form 4 filed by Mr. Stern on
         September 16, 2004, a Form 4 filed by Seth Stern on May 14, 2004 and a Form 4 filed by Peter Graham on May 19,
         2004.

(3)      Excludes (1) 121,849 shares held by David P. Meyers' wife, (2) 25,773.6 shares held by a trust established for the benefit of his children, and (3) 52,134 shares in which Mr. Meyers has a remainder interest and his mother has a life estate, as to which Mr. Meyers disclaims beneficial ownership. The information relating to Mr.
         Meyers' share ownership was obtained from a Schedule 13D dated February 23, 2004, filed jointly by Mr. Meyers and others and a Form 4 filed by Mr. Meyers on August 9, 2004.

(4)      Excludes (1) 119,940 shares held by Stuart J. Meyers' wife, (2) 290,002 shares held by a trust established for the benefit of his children, and (3) 49,632 shares in which Mr. Meyers has a remainder interest and his mother has a life estate, as to which Mr. Meyers disclaims beneficial ownership. The information relating to Mr.
         Meyers' share ownership was obtained from a Schedule 13D described in footnote (3), above.

(5)      Excludes 49,632 shares in which Jonas I. Meyers has a remainder interest and his mother has a life estate, as to which Mr. Meyers disclaims beneficial ownership. The information relating to Mr. Meyers' share ownership was obtained from a Schedule 13D described in footnote (3), above.

(6)      Mr. Albert's share ownership was obtained from a Schedule 13D dated July 18, 2003.

(7)      Wellington Management Company's share information was obtained from a Schedule 13G dated February 13, 2004. Of the shares beneficially owned by Wellington Management, 523,602 shares are owned of record by Vanguard
         Specialized Funds - Vanguard HealthCare Fund, or Vanguard, as reflected in a Schedule 13G dated February 5,
         2004 filed by Vanguard and the Schedule 13G filed by Wellington Management.

(8)      If elected at the annual meeting, John T. Preston, a nominee for director of our company, will be granted options to acquire 24,000 shares of our common stock, none of which will be exercisable within 60 days of grant.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information, as of May 29, 2004, with respect to compensation plans under which equity securities of E-Z-EM are authorized for issuance.

                               (a)                             (b)                         (c)

                                                                                           Number of securities
                                                                                           remaining available for
                               Number of securities to         Weighted-average            future issuance under equity
                               be issued upon exercise         exercise price of           compensation plans (excluding
                               of outstanding options,         outstanding options,        securities reflected in
Plan category                  warrants and rights             warrants and rights         column (a)
---------------------------    ----------------------------    ------------------------    --------------------------

Equity compensation
plans approved by
security holders                         593,399                        $7.31                        757,840 (1)

Equity compensation
plans not approved
by security holders                       None                          None                         None

Total                                    593,399                        $7.31                       757,840

(1)      Consists of 652,428 shares reserved for issuance under E-Z-EM's 1983 Stock Option Plan and 1984 Directors and
         Consultants Stock Option Plan and 105,412 shares reserved for issuance under E-Z-EM's 1985 Employee Stock
         Purchase Plan.

COMMON STOCK PERFORMANCE GRAPH

         On October 22, 2002, which we refer to as the "Recapitalization Date", we completed a recapitalization merger in which our two previously outstanding classes of publicly traded equity securities - Class A common stock and Class B common stock - were combined into a single class of common stock. As a result of the recapitalization merger, on the Recapitalization Date, each outstanding share of Class A common stock and each outstanding share of Class B common stock was converted into one share of the currently outstanding single class of common stock.

         The following graph compares the cumulative total stockholder return on our common stock with returns on the AMEX Market Value (U.S. & Foreign) Index ("AMEX Composite") and the Standard and Poor's Healthcare Equipment (Supercap) Index ("S&P Healthcare Equipment (Supercap)") during the five-year period ended May 29, 2004. Since our company's current single class of common stock did not commence trading until October 22, 2002, the graph below shows the total five-year return for our common stock assuming (1) an initial $100 investment in our previously outstanding Class A common stock on May 30, 1999 and (2) an initial $100 investment in our previously outstanding Class B common stock on May 30, 1999, in each case, assuming each share of Class A common stock or Class B common stock held was converted into one share of the current single class of common stock on the Recapitalization Date. Returns reflected in the graph below are therefore based on the performance of the Class A common stock or Class B common stock, as applicable, for periods prior to the Recapitalization Date and on the performance of the current single class of common stock for periods from and after the Recapitalization Date.


                                                                TOTAL RETURN - DATA SUMMARY
                                                                 CUMULATIVE TOTAL RETURN
                                               ------------------------------------------------------------
                                                                                RECAP
                                                 5/99    5/00    5/01    5/02   DATE       5/03     5/04
                                                 ----    ----    ----    ----   -----      ----     ----
 E-Z-EM, INC. - COMMON STOCK (EZM)
 CLASS A SHARES                                 100.00  135.80  104.69  217.28   156.05   165.93   380.44
 E-Z-EM, INC. - COMMON STOCK (EZM)
 CLASS B SHARES                                 100.00  130.00  106.00  180.00   158.00   168.00   385.20
 AMEX COMPOSITE                                 100.00  109.95  105.47  110.20   90.28    110.36   145.31
 S & P HEALTHCARE
 EQUIPMENT (SUPERCAP)                           100.00  113.29  122.63  130.80   117.28   135.19   178.34


         In order to provide stockholders with additional information regarding the performance of our current single class of common stock since the completion of the recapitalization merger, the following graph compares the cumulative total stockholder return on our common stock with returns on the AMEX Composite and the S&P Healthcare Equipment (Supercap) on a monthly basis during the period from the Recapitalization Date through May 29, 2004. The graph below shows the total return during this period for our common stock assuming an initial $100 investment on the Recapitalization Date. Returns reflected in the graph below are therefore based solely on the performance of our current single class of common stock.



                                                      TOTAL RETURN - DATA SUMMARY

                                                        Cumulative Total Return

                        ------------------------------------------------------------------------------------
                        Recap
                        Date    10/02  11/02  12/02   1/03   2/03   3/03    4/03   5/03   6/03   7/03   8/03
                        ----    -----  -----  -----   ----   ----   ----    ----   ----   ----   ----   ----
E-Z-EM, INC.            100.00  98.10 113.92 110.13 102.53  91.39 118.35  101.14 106.33 106.33 109.12 134.28
AMEX MARKET VALUE
(U.S. & FOREIGN)        100.00 100.82 101.62 102.63 102.99 105.45 105.35  110.69 123.24 127.98 124.55 130.80
S & P HEALTHCARE
EQUIPMENT (SUPERCAP)    100.00 98.92  102.81 103.30 102.49 105.41 103.71  109.49 115.37 118.30 124.66 123.65

                        ------------------------------------------------------------------------------------
Table continued
                          9/03  10/03  11/03  12/03   1/04   2/04   3/04   4/04   5/04
                          ----  -----  -----  -----   ----   ----   ----   ----   ----
E-Z-EM, INC.            158.40 156.45 150.58 168.83 195.69 237.02 240.54 203.38 243.80
AMEX MARKET VALUE
(U.S. & FOREIGN)        132.69 141.02 146.80 158.93 161.08 168.28 168.23 163.63 162.27
S & P HEALTHCARE
EQUIPMENT (SUPERCAP)    123.29 127.07 131.13 137.60 145.76 145.59 147.60 152.60 152.21



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A facility of our wholly owned subsidiary located in Tokyo, Japan is owned by Tohru Nagami, the subsidiary's President, and his mother. Aggregate rentals were $28,000 during 2004. The lease was terminated in May 2004.

         We have split dollar life insurance arrangements with Howard S. Stern (including his spouse), the Chairman of the Board, and Betty K. Meyers, which were entered into on May 27, 1998 and May 25, 1998, respectively. Betty K. Meyers is a stockholder of our company and the widow of Phillip H. Meyers, a co-founder of our company. She is the mother of David P. Meyers, a director and principal stockholder of our company, and Stuart J. Meyers and Jonas I. Meyers, each of whom is a principal stockholder of our company. The Betty Meyers policy is owned by the Betty Meyers Life Insurance Trust, the beneficiaries of which include David P. Meyers. Annually, through fiscal 2002, we paid approximately $100,000 toward the cost of each life insurance policy. Because of the uncertainty of the treatment of split dollar life insurance policies under the Sarbanes-Oxley Act of 2002, for fiscal years 2003 and 2004, we did not make any payments toward the cost of such policies. Through August 2000, payments made by us were subject to repayment with interest payable to us annually by the insureds. In August 2000, the arrangements with Mr. Stern and Betty Meyers were modified to conform to our other split dollar life insurance arrangements, making subsequent payments non-interest bearing. In May 2002, we forgave any unpaid interest.

         As a result of our not advancing the cost of the policies, Mr. Stern personally paid the premiums on his policy during fiscal years 2003 and 2004. The Betty Meyers Life Insurance Trust did not make similar premium payments and, as a result, the insurance company charged the amount of the premium against the cash surrender value of the Meyers' policy. The aggregate amount of premiums paid by us for each policy is $500,000, the proceeds of which, under collateral assignment agreements, will be first used to repay all payments made by us for that policy. Additionally, beneficiaries of each policy may not borrow against the amount paid by us. As a result of the insurance company charging the Meyers' policy for the amount of the unpaid premiums, the cash surrender value of the Meyers' policy was reduced to $487,000. Both Howard Stern (including his spouse) and Betty Meyers have agreed to repay us for any shortfall between the cash surrender value of his or her policy and the aggregate amount of premiums paid by us. At May 29, 2004, the cash surrender value of such policies aggregated $1,331,000 and the aggregate amount of advances made by us totaled $1,000,000.

         We have engaged Michael A. Davis, M.D., a director, for consulting services in his capacity as our Medical Director. Fees for such services were approximately $217,000 during 2004.

         We and AngioDynamics have each entered into an agreement, effective as of January 1, 2004, with Donald A. Meyer, a director of ours and a former director of AngioDynamics, under which Mr. Meyer agreed to serve as the trustee of AngioDynamics' and our 401(k) plans and to provide AngioDynamics and us with such other services as we may reasonably request from time-to-time. Each agreement is for a term of 36 months unless terminated earlier pursuant to its terms. Mr. Meyer will receive 36 equal monthly payments of $3,500 and reimbursement for reasonable business expenses incurred in providing services under each agreement. In 2004, fees for such services, together with fees paid to Mr. Meyer under expired consulting agreements, totaled approximately $50,000.

         Effective January 1, 2002, we entered into an agreement with Howard S. Stern, the Chairman of our board, under which Mr. Stern agreed to provide us with certain services until December 31, 2004. We agreed to include Mr. Stern in our slate of directors for the 2002 annual meeting and to appoint Mr. Stern as Chairman of the Board for a one-year term beginning at the annual meeting. So long as Mr. Stern remains Chairman of the Board, he is entitled to receive twice the regular fees and other compensation (including cash, stock and options) paid to directors for service on the board. Under the terms of the agreement, Mr. Stern is also entitled to receive 36 equal monthly payments of $20,833.34, as well as certain bonus opportunities. Mr. Stern also receives other benefits and perquisites and, so long as he remains Chairman, an annual sum of up to $80,000 for reimbursement of reasonable business expenses. Prior to AngioDynamics' initial public offering, AngioDynamics reimbursed E-Z-EM for 35% of Mr. Stern's compensation and expenses paid under the agreement. Under AngioDynamics' master separation and distribution agreement with E-Z-EM, AngioDynamics has assumed 35% of E-Z-EM's payment obligations to Mr. Stern under the agreement, which total $7,300 in fees and $2,300 for expenses on a monthly basis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 29, 2004, all of the filing requirements applicable to our executive officers, directors and 10% stockholders were complied with, except as follows:


(1) David P. Meyers filed a Form 4 on July 17, 2003 that was one business day late, reporting the exercise of stock options.

(2) Stuart J. Meyers filed a Form 4 on August 18, 2003 that was one business day late, reporting the sale of stock.

(3) Seth F. Stern filed a Form 4 on September 29, 2003 that was required to be filed on or before June 2, 2003, reporting the sale of stock.

(4) Michael A. Davis filed a Form 4 on November 19, 2003 that was two business days late, reporting the exercise of stock options and the sale of stock.

(5) David P. Meyers filed a Form 4 on December 4, 2003 that was required to be filed on or before November 13, 2003, reporting the sale of stock.

(6) Archie B. Williams filed a Form 4 on February 4, 2004 that was four business days late, reporting the exercise of stock options and the sale of stock.

(7) David P. Meyers filed a Form 4 on April 20, 2004 that was one business day late, reporting the sale of stock.

(8) David P. Meyers filed a Form 4 on April 27, 2004 that was one business day late, reporting the sale of stock.

(9) Stuart J. Meyers filed a Form 5 on March 18, 2004 that was required to be filed on or before July 15, 2003, reporting two stock sale transactions. Mr. Meyers failed to report each of these two sale transactions on Form 4 within two business days of the applicable transaction date, as required by applicable regulations.

(10) Jonas I. Meyers filed a Form 5 on April 6, 2004 that was required to be filed on or before July 15, 2003, reporting several stock sale transactions. Mr. Meyers failed to report each of these sale transactions on Form 4 within two business days of the applicable transaction date, as required by applicable regulations.

              APPROVAL OF THE 2004 STOCK AND INCENTIVE AWARD PLAN

SUMMARY OF PURPOSE

         The 2004 Plan is intended to be our primary stock-based award program for employees, directors and other service providers. If approved, the 2004 Plan will allow us to grant a broad spectrum of stock and incentive awards to employees, directors and other services providers. As with our existing equity compensation plans, the 2004 Plan is designed to attract and retain employees, directors and other service providers and to better align the interests of our employees, directors and other service providers with the interests of our stockholders. As compared with our existing plans, however, the 2004 Plan is intended to provide us with more flexibility in the type of awards we may grant.

         The primary purposes of the 2004 Plan are to:

         o provide competitive equity incentives that will enable us to attract, retain, motivate and reward persons who render services that benefit our company or other enterprises in which we have a significant interest, and

         o align the interests of these persons with the interests of our stockholders generally.

The 2004 Plan seeks to achieve these purposes by providing us with a wide range of equity incentives for persons providing services that benefit our company. The 2004 Plan provides for awards in the form of restricted stock, performance units and performance rights, incentive awards, stock options or stock appreciations rights. We believe that the 2004 Plan will enable us to provide equity incentives that address the current needs of our employees, directors and other services providers and help us to maintain our competitive position in attracting and retaining qualified employees, directors and other service providers.

SUMMARY OF THE 2004 STOCK AND INCENTIVE AWARD PLAN

         The board of directors has approved the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan, or 2004 Plan. Our 2004 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees, and for the grant of nonstatutory stock options, restricted stock, stock appreciation rights, performance units performance shares and incentive awards to our employees, directors and other service providers.

         A total of 350,000 shares of our common stock have been reserved for issuance under our 2004 Plan. In addition, if the 2004 Plan is approved at the annual meeting, future grants under E-Z-EM's 1983 Stock Option Plan and 1984 Directors and Consultants Stock Option Plan will be suspended and all shares reserved or to be reserved for issuance upon exercise of stock options to be granted under these plans will be reallocated to the 2004 Plan and reserved for issuance thereunder. We expect that an aggregate of approximately 658,414 shares of our common stock will be reallocated as described above. This reallocation will result in an estimated aggregate of 1,008,414 shares of common stock being available for grant under the 2004 Plan following such reallocation. As noted above, following the adoption of the 2004 Plan, we do not intend to make further grants under the 1983 Plan or the 1984 Plan. Under the 2004 Plan, up to 800,000 shares may be issued upon exercise of incentive stock options.

         The Compensation Committee of our board will administer our 2004 Plan. As required by the 2004 Plan, the Compensation Committee will consist of two or more members of the board, each of whom must:

         o be an independent director under the rules of the American Stock Exchange,

         o qualify as a "non-employee" director under SEC Rule 16b-3, and

         o        qualify as an "outside director" within the meaning of
                  Section 162(m) of the Code.

The Compensation Committee will have the power to select the participants in the 2004 Plan and determine the types of awards to be made and the terms of those awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise.

         The Compensation Committee will determine the exercise price of options granted under our 2004 Plan, but for all incentive stock options the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that for any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Compensation Committee will determine the term of all options. After termination of service of an employee, director or other service provider, he or she may exercise his or her option for the period of time stated, and subject to any other terms and conditions included in the option agreement.

         No participant in our 2004 Plan may receive options to purchase, or stock appreciation rights with respect to, more than 200,000 shares in any year. The maximum number of shares for which awards other than appreciation-only awards and awards the value of which is not based on the value of our common stock, or dollar-denominated awards, may be granted to a plan participant in any year is 100,000 shares. This limit applies to restricted stock, performance shares and any other stock value-based award not based solely on the appreciation of our common stock after the award is granted. Dollar-denominated awards under the 2004 Plan may not exceed $400,000 for a participant in any year.

         Stock appreciation rights, or SARs, may be granted under our 2004 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant of the SARs or, if the SARs are linked and alternative to an option, the date of grant of the option. The Compensation Committee will determine the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

         Restricted stock may be granted under our 2004 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock granted to any employee, director or other service provider. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Compensation Committee may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. The Compensation Committee may also make restricted stock unit awards, which are shares of our common stock that are issued only after the recipient satisfies any service or performance objectives or contingencies determined by the Compensation Committee.

         Our 2004 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant's death, or except as may otherwise be authorized by the committee for any award other than an incentive stock option.

         Performance units and performance shares may be granted under our 2004 Plan. Performance share awards are rights to receive a specified number of shares of our common stock and/or an amount of money equal to the fair market value of a specified number of shares of our common stock, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. Performance unit awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. The Compensation Committee will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

         Our 2004 Plan authorizes the Compensation Committee to grant incentive awards, which are rights to receive money or shares on such terms and subject to such conditions as the committee may prescribe. Restricted stock, performance shares and performance units are particular forms of incentive awards but are not the only forms in which they may be made. Incentive awards may also take, for example, the form of cash or stock bonuses.

         Our 2004 Plan authorizes the Compensation Committee to grant options and SARs that become exercisable, and any award under the 2004 Plan that becomes nonforfeitable, fully earned and payable, if we have a "change in control," and to provide for money to be paid in settlement of any award under the 2004 Plan in such event. Additionally, if we have a change of control, the Compensation Committee may authorize the exercise of outstanding nonvested appreciation rights, make any award outstanding under the 2004 Plan non-forfeitable, fully earned and payable, or require the automatic exercise for cash of all outstanding SARs.

         In general, under the 2004 Plan, a "change in control" will be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 50% of the outstanding voting power of all our capital stock; a majority of our board, before a tender or exchange offer for our common stock ceases to constitute a majority as a result of such transaction or transactions; or our stockholders approve a merger, reorganization, sale of assets or plan of complete liquidation following which our stockholders before the transaction or Related Parties (as defined in the 2004 Plan) will not own at least 50% of our voting power or assets.

         Subject to any applicable stockholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our company, or the Internal Revenue Code, the 2004 Plan may be amended by the board of directors at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Internal Revenue Code, or (2) for such other special tax treatment as may be enacted on or after the date on which the 2004 Plan is approved by the board. Without stockholder approval however, no such amendment may increase the aggregate number of shares which may be issued under the 2004 Plan, or may permit the exercise price of outstanding options or SARs to be reduced, subject to limited exceptions. No amendment of the 2004 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.

         Because award grants under the 2004 Plan are subject to the discretion of the Compensation Committee, awards under the 2004 Plan for the current year are indeterminable. Future option exercise prices under the 2004 Plan are also indeterminable because they will be based upon the fair market value of our common stock on the date of grant. During the 2004 fiscal year, no options were granted under the 1983 Stock Option Plan and options to acquire 8,000 shares were granted under the 1984 Directors and Consultants Stock Option Plan and, accordingly, had the 2004 Plan been in place, these 8,000 options would have been granted under the 2004 Plan during the 2004 fiscal year.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE 2004 STOCK AND INCENTIVE AWARD PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

         The board of directors appointed Grant Thornton LLP, independent certified public accountants, who were our company's independent auditors for the 2004 fiscal year, as our independent auditors for the fiscal year ending May 28, 2005. Although the selection of auditors does not require ratification, the board of directors has directed that the appointment of Grant Thornton LLP be submitted to the stockholders for ratification due to the significance of their appointment to our company.

         The proposal to ratify the board's appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending May 28, 2005 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

         A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 28, 2005.

                                 ANNUAL REPORT

         All stockholders of record as of the record date have been sent, or are concurrently herewith being sent, a copy of our Annual Report on Form 10-K for the 2004 fiscal year.

         ANY STOCKHOLDER OF E-Z-EM MAY OBTAIN WITHOUT CHARGE ADDITIONAL COPIES OF E-Z-EM'S ANNUAL REPORT ON FORM 10-K FOR THE 2004 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO:

                            STOCKHOLDER INFORMATION
                                  E-Z-EM, INC.
                               1111 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042


                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of E-Z-EM, stockholder proposals for such meeting must be submitted to our company no later than May 30, 2005.

         In addition, our policy on stockholder nominations for director candidates, a copy of which is posted on our website at www.ezem.com, requires that to be considered for next year's slate of directors any stockholder nominations for director must be received by our corporate secretary no later than May 30, 2005.

                                 OTHER MATTERS

         As of the date of this proxy statement, management does not know of any matters other than those set forth in this proxy statement which will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment of the meeting, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                                                   APPENDIX A


                                  E-Z-EM, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------
                               SEPTEMBER 15, 2004
I.       PURPOSE

         The function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of E-Z-EM, Inc. (the "Corporation") is to:

A. assist the Board in its oversight of (i) the integrity of the Corporation's financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Corporation's compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Corporation's internal audit function and its independent auditors, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Corporation's independent auditors;

B. prepare the report required to be prepared by the Committee under the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement; and

C. provide an open avenue of communication between the independent auditors and the Board.

II.      COMPOSITION

A. The Committee shall consist of no fewer than three members of the Board, all of whom shall be appointed by the Board. The members of the Committee shall each have been determined by the Board to be "independent" under the American Stock Exchange Rules (the "AMEX Rules") and under the applicable rules promulgated by the SEC under the Securities Exchange Act of 1934 ("Exchange Act") .

B. In selecting the members of the Committee, the Board shall also determine (i) that each member is able to read and understand fundamental financial statements, (ii) that at least one member is "financially sophisticated" in that he or she has "past employment in finance or accounting" or "requisite certification in accounting" or "other comparable experience which results in financial sophistication", in each case in accordance with the AMEX Rules, and (iii) to the extent required by the applicable SEC rules, that at least one member of the Committee is an "audit committee financial expert" as defined by the SEC rules (or if there is no such member, the reason for not having an audit committee financial expert on the Committee).

C. Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

D. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation`s annual proxy statement.

III.     MEETINGS

A. The Committee shall meet at least four (4) times annually and will be available to meet more frequently as circumstances require.

B. Incidental to any regularly scheduled meetings, the Committee may meet, if it deems it necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

C. The Committee shall appoint its chairperson, after consultation with the Board.

D. The Committee may invite such members of management, auditors and other persons to its meetings as it may deem desirable or appropriate. The Committee's chairperson shall report regularly to the Board summarizing the Committee's actions and any significant issues considered by the Committee.

IV.      RESPONSIBILITIES AND DUTIES

         The following are the duties, responsibilities and authority of the
Committee:

A. To meet with the Corporation's independent auditors (the "Independent Auditors"), the Corporation's management, and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with each the Independent Auditors and the Corporation`s management at least once each fiscal quarter.

B. To decide whether to appoint, retain or terminate (and recommend to the Corporation's shareholders the selection or ratification of selection of Independent Auditors) the Corporation`s Independent Auditors, including having the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permissible non-audit services and fees to be provided by the Independent Auditors. The Committee shall monitor and evaluate the Independent Auditors' qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the Independent Auditors (including resolving disagreements between management and the Independent Auditors regarding financial reporting). In conducting such evaluations, the Committee shall:

                  1. At least annually, obtain and review a report by the Independent Auditors describing:

                           a.   the Independent Auditors' internal
                                quality-control procedures;

                           b. any material issues raised by the most recent internal quality-control review or peer review of the Independent Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, concerning one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

                           c. (to assess the auditors' independence) all relationships between the Independent Auditors and the Corporation (including information the Corporation determines is required to be disclosed in the Corporation`s proxy statement as to audit and non-audit services provided to the Corporation and those disclosures required by Independence Standards Board Standard No. 1, as it may be modified or supplemented).

                  2. Discuss with the Independent Auditors any relationships or services that may affect the objectivity or independence of the Independent Auditors and consider whether the provision of non-audit services is compatible with maintaining the Independent Auditor's independence.

                  3. Review and evaluate the qualifications, performance and independence of the primary partners of the Independent Auditors.

                  4.       Take into account the opinions of management.

                  5. Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

                  The Committee shall present its conclusions concerning the Independent Auditors to the Board for its information at least annually.

C. To obtain from the management and Independent Auditors for any audit a timely report on the Corporation`s annual audited financial statements describing all critical accounting policies and practices to be used including alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of such treatments and the treatment recommended by auditors, and to obtain from the Independent Auditors any material written communications between the Independent Auditors and management, such as any "management" letter, response thereto by the Corporation's management or schedule of unadjusted differences.

D. Prior to their being filed, to discuss with management and the Independent Auditors the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation`s disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and to discuss with the Corporation`s Chief Executive Officer and Chief Financial Officer their certifications to be provided under Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented and whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Corporation`s ability to record, process, summarize and report financial data, assess any material weaknesses that may exist in internal controls, or consider whether any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls. The Committee shall discuss, as applicable: (a) major issues encountered and judgments made regarding accounting principles, financial statement presentation and the Corporation's financial statements generally, including any significant changes in the Corporation`s selection or application of accounting principles, major issues as to the adequacy of the Corporation`s internal controls, any special audit steps adopted in light of material control deficiencies and any other major accounting policy changes; (b) analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;
                  (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, transactions, obligations (including contingent obligations), other relationships of the Corporation with unconsolidated entities or other persons on the financial statements of the Corporation and any unusual methods of acquiring or holding interests in other entities; (d) the results of the review of the Corporation's quarterly financial statements by the Corporation's Independent Auditors.

                  Whenever the Audit Committee meets with the external auditors, the following questions should be kept in mind and discussed with the external auditors:

                  1. If the external auditor were solely responsible for preparation of the Company's financial statements, would they have in anyway been prepared differently from the manner selected by management, both for material and non-material differences? If there is a difference, discuss management's argument and the auditor's response for possible disclosure.

                  2. If the auditor were an investor, would they feel they have received, in plain English, information essential to the understanding of the Company's financial performance during the reporting period?

                  3. Is the external auditor aware of any actions, either accounting or operational, that have had the purpose and effect of moving revenues or expenses from one reporting period to another?

                  4. If E-Z-EM establishes an internal audit capability, would the procedures embraced by the internal audit department be followed if the external auditor were actually the CEO. If there are differences, what are they and why?

E. To review filings (including interim reports) with the SEC and other published documents containing the Corporation's financial statements and consider whether the information therein is consistent with the information in the financial statements before it is filed with the SEC, AMEX or other regulators, exchanges or associations.

F. To discuss with the Independent Auditors on at least an annual basis, if applicable, the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, as well as, any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditors' activities or access to requested information, significant changes required in the Independent Auditor's accounting plan, any significant disagreements with management, and any other matters relating to the audit that are to be communicated to the Committee under GAAP. Among the items the Committee will consider discussing with the Independent Auditors are:

                  1. any accounting adjustments that were noted or proposed by the Independent Auditors but were "passed" (as immaterial or otherwise);

                  2. any communications between the audit team and the Independent Auditor's national office concerning auditing or accounting issues presented by the engagement; and

                  3. any "management" or "internal control" letter issued, or proposed to be issued, by the Independent Auditors to the Corporation. The discussion shall also include the responsibilities, budget and staffing of the Corporation's internal audit function.

G. To discuss with management the Corporation's earnings press releases, as well as financial information and any earnings guidance provided to analysts and rating agencies. Discussion of earnings releases, as well as financial information and any earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

H.                To discuss with management on at least an annual basis:

                  1. the Independent Auditors' annual audit scope, risk assessment and plan to ensure completeness of coverage, reduction of redundant efforts, the effective use of internal and external audit resources and the use of independent public accountants other than the appointed Independent Auditors;

                  2. the form of Independent Auditors' report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards; and

                  3. comments by the Independent Auditors on internal controls and significant findings and recommendations resulting from the audit.

I.                To discuss with management on at least an annual basis:

                  o        the written procedures regarding the internal audit,

                  o the adequacy of the Corporation`s internal controls, any codes of conduct and any monitoring of the Corporation's compliance therewith;

                  o the annual internal audit plan, risk assessment, and significant findings and recommendations and management's responses thereto;

                  o        internal audit staffing; and

                  o the internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

J. To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

K. To establish policies governing the Corporation's hiring of or engaging as a contractor any current or former employee of the Independent Auditors and review and concur with the hiring or engagement of such an individual. These policies shall provide that no former employee of the Independent Auditors who was a member of the Corporation`s audit engagement team within one year of the date of the commencement of procedures for a review or audit may undertake a financial reporting oversight role at the Corporation.

L. To discuss with management on at least an annual basis management's assessment of the Corporation's market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

M. To discuss with the Corporation`s general counsel any significant legal, compliance or regulatory matters that may have a material impact on the Corporation`s business, financial statements or compliance policies, including related party transactions and reports or inquiries from governmental or other agencies.

N. To obtain assurance from the Independent Auditors that the audit of the Corporation`s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

O. To review and approve all related party transactions (as defined by the applicable AMEX Rule).

P. To conduct or authorize investigations into any matters within the Committee's charter. The Committee is empowered to: (i) retain outside counsel or other advisors to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee's requests; (iii) meet with management, the Independent Auditors or outside counsel, as necessary; (iv) meet with the Corporation's financial advisors; and (v) authorize the payment of any fees in respect of the foregoing.

Q. To produce the reports described under "Committee Reports" below.

R. To discharge any other duties or responsibilities delegated to the Committee by the Board, by the Corporation's bylaws or by law from time to time.

S. To review the Committee's duties and responsibilities at least annually.

V.       COMMITTEE REPORTS

         The Committee shall produce the following reports and provide them to the Board:

A. Any report or filing, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC or any other regulatory authority for inclusion in the Corporation's annual proxy statement, including:

                  1. a report for the annual proxy statement as to the Committee's review and discussion of matters with the Corporation's management and the Independent Auditors;

                  2. filing a copy of the Committee's charter as an appendix to the annual proxy statement at least once every three (3) years; and

B. An annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

VI.      COMPENSATION OF COMMITTEE MEMBERS

         No member of the Committee may receive any compensation from the Corporation other than (i) director's fees, which may be received in cash, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

VII.     DELEGATION TO SUBCOMMITTEE

         The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the Independent Auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VIII.    RESOURCES AND AUTHORITY OF THE COMMITTEE

         The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

IX.      GENERAL

         The Committee may perform any other activities consistent with this Charter, the Corporation's By-laws and applicable law, as the Committee deems necessary or appropriate, or as directed by the Board.

X.       AMENDMENTS:

         This Charter may be amended by the Board.

                                                                 APPENDIX B



                                 CHARTER OF THE
                 NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
                   OF THE BOARD OF DIRECTORS OF E-Z-EM, INC.
                         ADOPTED AS OF FEBRUARY 9, 2004


________________________________________________________________________

I.       PURPOSE OF THE COMMITTEE

         The purposes of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of E-Z-EM, Inc., a Delaware corporation (the "Corporation"), shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; and to oversee the evaluation of the Board and the Corporation's management.

II.      COMPOSITION OF THE COMMITTEE

         The Committee shall consist of two or more directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the American Stock Exchange (the "AMEX"), and any additional requirements that the Board deems appropriate.

         The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

         Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.     MEETINGS AND PROCEDURES OF THE COMMITTEE

         The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than four times annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

         The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

         A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

         The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.      DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.       BOARD CANDIDATES AND NOMINEES

         The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a) To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. The Committee shall, if it deems appropriate and as required by applicable law, rules and regulations, establish procedures to be followed by stockholders in submitting recommendations for Board candidates.

(b) To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

(c) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the By-laws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(d) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B. BOARD COMPOSITION AND PROCEDURES

         The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

         (a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the AMEX.

         (b) To review periodically the size of the Board and to recommend to the Board any appropriate changes.

         (c) To make recommendations on the frequency and structure of Board meetings.

         (d) To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Corporation rule, guideline, procedure or corporate governance principle.

C.       BOARD COMMITTEES

         The Committee shall have the following duties and responsibilities with respect to the committee structure of the Board:

         (a) After consultation with the Chairman and Chief Executive Officer and after taking into account the experiences and expertise of individual directors, to make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

         (b) To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

         (c) To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

         (d) To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee's power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.       CORPORATE GOVERNANCE

         The Committee shall have the following duties and responsibilities with respect to corporate governance:

         (a) To develop and recommend to the Board a set of corporate governance principles for the Corporation, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following:

            (i)      Director qualification standards.

            (ii)     Director responsibilities.

            (iii) Director access to management and, as necessary and appropriate, independent advisors.

            (iv) Director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles, as appropriate.

            (v)      Director orientation and continuing education.

            (vi) Management succession, including policies and principles for the selection and performance review of the chief executive officer, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer.

            (vii)    Annual performance evaluation of the Board.

         (b) To review periodically, and at least annually, the corporate governance principles adopted by the Board to assure that they (i) are appropriate for the Corporation, (ii) comply with any applicable requirements of the AMEX and (iii) in the Committee's judgment, constitute the best corporate governance practices reasonably available to the Corporation, and to recommend any desirable changes to the Board.

         (c) To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

E.       EVALUATION OF THE BOARD AND SENIOR MANAGEMENT

         The Committee shall have the following duties and responsibilities with respect to evaluation of the Board:

         (a) The Committee shall be responsible for overseeing the evaluation of the Board as a whole, and the President and Chief Executive Officer ("CEO") of the Corporation and shall evaluate and report to the Board on the performance and effectiveness of the Board and the CEO. The Committee shall establish procedures to allow it to exercise this oversight function.

         (b) The Committee shall consider questions of possible conflicts of interests of members of the Board and the CEO.

V.       EVALUATION OF THE COMMITTEE

         The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

         The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation's or the Board's policies or procedures.

VI.      INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

         The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the solo authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Corporation.

                                     * * *

         While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.